Exhibit 10.5

EXECUTION VERSION

BUILDING 2 LEASE AGREEMENT

by and between

ATMEL CORPORATION
as Lessor

and

UNI-PIXEL DISPLAYS, INC.
as Lessee

Dated as of April 16, 2015

Section 23.11 Tenant Authority.	27
Section 23.12 Compliance With Laws	27
ARTICLE XXIV RENEWAL TERM	27
Section 24.01 Renewal Option.	27
Section 24.02 Rent Payable During the Renewal Term.	28

BUILDING 2 LEASE AGREEMENT

THIS BUILDING 2 LEASE AGREEMENT (“Lease”), dated as of April 16, 2015 (the “Commencement Date”), is by and between ATMEL CORPORATION, a Delaware corporation, having an office at 1600 Technology Drive, San Jose, CA 95110 (“Landlord”) and UNI-PIXEL DISPLAYS, INC., a Texas corporation, having an office at 8708 Technology Forest Place, Suite 100, The Woodlands, TX 77381 (“Tenant”).

ARTICLE I
DEFINITIONS

Section 1.01 Definitions.  The terms defined in this Article I shall have the following meanings whenever used in this Lease:

“ADA” shall mean the Americans with Disabilities Act of 1990, (42 U.S.C. §§ 12101 to 12213), as amended by the Americans with Disabilities Act Amendments of 2008 (Pub. L. No. 110-325).

“Additional Rent” shall mean all monetary obligations, other than Base Rent, of Tenant to Landlord under the terms of this Lease, whether or not specified as Additional Rent herein.

“Additional Services” shall have the meaning set forth in Section 9.02 hereof.

“Address of Landlord for Notices” shall have the following meaning: Atmel Corporation, 1600 Technology Drive, San Jose, CA 95110, Attn: Legal Department, email: legal@atmel.com, Facsimile: (408) 436-4111.

“Address of Tenant for Notices” shall have the following meaning: Uni-Pixel Displays, Inc., 8708 Technology Forest Place, Suite 100, The Woodlands, TX 77381, Attention: Jeff Hawthorne, CEO, email: jhawthorne@unipixel.com, Facsimile: (281) 825-4599.

“Base Rent” shall have the meaning set forth in Section 3.01(a) hereof.

“Building” shall mean the manufacturing facility and related improvements in which the Premises are located, known as Building 2, comprising a part of the Building Complex.

“Building 4 Lease” shall mean the Building 4 Lease Agreement by and between Landlord and Tenant for a portion of Building 4 comprising a part of the Building Complex.

“Building Complex” shall mean the Premises, the Building and the Common Areas, together with all other existing and future buildings and improvements erected on the Land, with a street address of 1150 E. Cheyenne Mountain Boulevard, in the City of Colorado Springs, County of El Paso, Colorado.

“Certificate of Occupancy” shall mean the certificate issued by the building department of the City of Colorado Springs, County of El Paso, of Colorado, certifying that the Premises have been improved in compliance with all applicable Laws and the Premises are in a condition suitable for occupancy.

“Commencement Date” shall have the meaning set forth in the preamble.

“Common Areas” shall mean all areas and facilities located outside of the Premises and within the exterior boundary line of the Building Complex that are provided and specifically designated by the Landlord from time to time for the general non-exclusive use of Landlord, Tenant and other tenants of the Building Complex and their respective employees, suppliers, shippers, customers, contractors and invitees, including, without limitation, parking areas, loading and unloading areas, trash areas, lighting facilities, fences and gates, roadways, sidewalks, walkways, parkways, driveways and landscaped areas; provided that Common Areas does not include any areas used by Landlord for its own management, administrative, manufacturing or shipping activities, areas that are required or will be required at any time after the date hereof to be segregated under the Customs-Trade Partnership Against Terrorism or similar authorizations, or other areas not specifically designated as “Common Areas.”

“Environmental Laws” shall mean all Laws: (a) relating to the environment, human health or natural resources; (b) regulating, controlling or imposing liability or standards of conduct concerning any Hazardous Materials; (c) relating to Remedial Actions; and (d) requiring notification or disclosure of releases of Hazardous Materials or of the existence of any environmental conditions on or at the Premises, as any of the foregoing may be amended, supplemented, or supplanted from time to time.

“Event(s) of Default” shall have the meaning set forth in Section 16.02 hereof.

“Expiration Date” shall mean the date that is eighteen (18) months after the Commencement Date, as same may be extended pursuant to Article XXIV hereof, or such earlier date on which the Term shall sooner end pursuant to any of the terms, covenants or conditions of this Lease or pursuant to Law.

“Hazardous Materials” shall mean any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials, or substances within the meaning of any applicable Environmental Law relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste substance or material, all as amended or hereafter amended, including, without limitation, any material or substance which is: (a) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317); (b) defined as a “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903); (c) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601); (d) petroleum; (e) asbestos or asbestos-containing materials; (f) polychlorinated biphenyls (“PCBs”) or substances or compounds containing PCBs; (g) radon; (h) medical waste; and (i) petroleum products.

“Interest Rate” shall mean eight percent (8%) per annum but, in no event, in excess of the maximum permissible interest rate then in effect in the State.

“LAN Services” shall have the meaning set forth in Section 9.02(b) hereof.

 “Land” shall mean all that certain plot, piece or parcel of land on which the Building Complex is located with a street address of 1150 E. Cheyenne Mountain Boulevard, in the City of Colorado Springs, County of El Paso, State of Colorado and more particularly described on Exhibit A attached hereto and made a part hereof.

“Landlord Approvals” shall have the meaning set forth in Section 7.02 hereof.

“Landlord’s Operating Expenses Statement” shall have the meaning set forth in Section 4.04 hereof.

“Law” shall mean all laws, statutes and ordinances (including building codes and zoning ordinances and regulations), rules, orders, directives and requirements of all federal, state, county, municipal departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any governmental, public or quasi-public authority, whether now or hereafter in force, which may be applicable to the Building Complex, the Building or the Premises or any part thereof, including, without limitation, the ADA and the OSH Act, and any reciprocal easement, covenant, restriction, or other agreement, restriction of easement of record affecting the Building Complex as of the date of this Lease or subsequent thereto.

“Operating Expenses” shall have the meaning set forth in Section 4.01 hereof.

“OSH Act” shall mean the Occupational Health and Safety Act (29 U.S.C. §§ 651 to 678), as amended from time to time.

“Permitted Use” shall mean the manufacturing of coated film for use in XSense Touch Sensors and no other use or purpose.

“Premises” shall mean approximately 3,623 useable square feet located in the Building, including all improvements therein or to be provided by Landlord under the terms of this Lease and being the space on Exhibit B attached hereto and made a part hereof.  Tenant acknowledges that the Premises do not include any other portion of the Building.  Tenant acknowledges that in determining the number of useable square feet of space in the Premises, all distances have been measured from the exterior face of all exterior walls and the center of all partition walls which separate the Premises from any interior area.

“Prepaid Expenses” shall mean an amount equal to $22,595.20, payable on the Commencement Date to be applied by Landlord against Tenant’s Share of Operating Expenses, Additional Services and utility and other services supplied to the Premises.

“Primary Lease Term” shall mean the initial term of this Lease commencing on the Commencement Date and ending on the Expiration Date.

“Purchase Agreement” shall mean the Purchase and Sale Agreement, dated as of April 16, 2015, by and between Landlord and Tenant.

“Real Estate Taxes” shall mean any form of real estate tax or assessment, general, special, ordinary or extraordinary imposed upon the Building Complex or any portion thereof by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, sanitary, fire, street, drainage, or other improvement district thereof, levied against any legal or equitable interest of Landlord in the Building Complex or any portion thereof.  The term “Real Estate Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in applicable zoning, municipal, county, state and federal laws, ordinances and regulations and any covenants or restrictions of record taking effect during the Term of this Lease, including but not limited to a change in ownership of the Building Complex or the improvements thereon (or any portion thereof), the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the parties hereto.

“Remedial Action” shall mean the investigation, response, clean up, remediation, prevention, mitigation or removal of any Hazardous Materials necessary to comply with any Environmental Laws.

“Renewal Notice” shall have the meaning set forth in Section 24.01(a) hereof.

“Renewal Option(s)” shall mean have the meaning set forth in Section 24.01 hereof.

“Renewal Term(s)” shall have the meaning set forth in Section 24.01 hereof.

“Rent” shall mean Base Rent and Additional Rent.

“Rules and Regulations” shall mean the rules and regulations governing the Premises, the Building and the Building Complex, attached hereto as Exhibit C and made a part hereof, as same may be amended from time to time.

“State” shall mean the State of Colorado.

“Tenant’s Percentage” shall mean six tenths percent (0.6%), which is the percentage derived by dividing the approximate square feet of the useable square feet in the Premises by the approximate useable square feet in the Building Complex, which totals Five Hundred Sixty-Nine Thousand Five Hundred Eighty-Nine (569,589) square feet.  Tenant agrees that the square feet of floor area in the Premises and/or the Building Complex, the Base Rent, Tenant’s Share of Operating Expenses and Tenant’s Share of Real Estate Taxes may be recalculated in the event the premises and/or the Building Complex are remeasured by Landlord at any time during the Term and it is determined that the total number of square feet of floor area in the premises and/or the Building Complex differs from those set forth herein.

“Tenant’s Share of Operating Expenses” shall mean Tenant’s proportionate share of Operating Expenses based on Tenant’s Percentage.

“Tenant’s Share of Real Estate Taxes” shall mean Tenant’s proportionate share of Real Estate Taxes based on Tenant’s Percentage.

“Term” shall mean the Primary Lease Term and any Renewal Lease Term (provided Tenant is entitled to and properly exercises a Renewal Option).

“Transfer” shall have the meaning set forth in Section 13.01 hereof.

“TSA” shall mean the Transition Services Agreement, dated as of the date hereof, between Landlord, as Service Provider, and Tenant, as Customer.

 “XSense Touch Sensors” shall mean capacitive touch sensors comprising fine lines of copper metal printed on flexible plastic film.

ARTICLE II
PREMISES

Section 2.01 Lease of Premises for Lease Term.  Subject to the terms and conditions of this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises for a Primary Lease Term that shall commence on the Commencement Date and end on the Expiration Date (as such Primary Lease Term may be extended pursuant to Article XXIV hereof), subject to earlier termination pursuant to any of the terms, covenants or conditions of this Lease or pursuant to Law.  Landlord shall deliver the Premises to Tenant clean and free of debris on the Commencement Date.

Section 2.02 Acceptance of Premises.  Tenant hereby acknowledges that:  (a) Tenant has had the opportunity to inspect the Premises and accepts the Premises “AS IS, WHERE IS” condition; (b) except as provided in Section 9.02, Landlord has no obligation, express or implied, to make changes to the Premises, or to permit alterations, modifications or other enhancements to the Premises, or to seek or obtain any governmental authorizations or permits for the benefit of Tenant, whether or not the failure to permit any such changes, alterations, modifications or other enhancements, or to seek or obtain any such governmental authorizations or permits, will adversely affect  Tenant’s ability to conduct its business or otherwise have an adverse effect on its financial condition; (c) Landlord has previously never conducted coated film manufacturing on the Premises and does not make any representations or warranties with respect to the suitability or fitness of the Premises for the manufacture of coated film and (d) neither Landlord nor any of Landlord’s agents, has made any oral or written representations or warranties with respect to the Premises, or any use thereof, other than as set forth in this Lease.  EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE, TENANT ACCEPTS THE PREMISES IN ITS “AS IS” CONDITION AND TENANT EXPRESSLY WAIVES ANY WARRANTY OF CONDITION OR OF HABITABILITY OR SUITABILITY FOR OCCUPANCY, USE, HABITATION, FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY, EXPRESS OR IMPLIED, RELATING TO THE PREMISES OR INTENDED PERMITTED USE.  TENANT UNDERSTANDS THAT THE INTRODUCTION OF CHEMICALS TO THE PREMISES MAY BE PROHIBITED BY LAW, REQUIRE PERMITS OR GOVERNMENTAL AUTHORIZATIONS FOR WHICH NO PERMIT OR AUTHORIZATION IS CURRENTLY IN EFFECT OR AVAILABLE OR REQUIRE USE OF LANDLORD’S EXISTING PERMITS OR AUTHORIZATIONS AND THAT (A) LANDLORD HAS NO OBLIGATION TO MAKE AVAILABLE TO TENANT THE USE, OR ENABLE TENANT TO OBTAIN THE BENEFIT, OF ANY OF LANDLORD’S EXISTING PERMITS OR AUTHORIZATIONS AND (B) IF LANDLORD DETERMINES, IN ITS SOLE AND ABSOLUTE DISCRETION, THAT TENANT HAS FAILED TO OBTAIN ANY REQUIRED PERMITS OR AUTHORIZATIONS, OR THAT THE USE OF CHEMICALS BY TENANT THAT ARE DIFFERENT FROM CHEMICALS USED BY LANDLORD PRIOR TO THE SALE OF THE XSENSE BUSINESS TO TENANT, ARE REASONABLY LIKELY TO CREATE ANY ENVIRONMENTAL RISK OR HAZARD, OR ARE OTHERWISE REASONABLY LIKELY TO JEOPARDIZE OR PLACE AT RISK ANY OF LANDLORD’S OPERATIONS, PERMITS OR AUTHORIZATIONS, OR OTHERWISE ADVERSELY AFFECT LANDLORD’S BUSINESS, THEN, IN ANY SUCH EVENT, LANDLORD SHALL HAVE THE RIGHT, IN ITS SOLE AND ABSOLUTE DISCRETION, TO PREVENT THE USE OF THE PREMISES FOR THE PURPOSES INTENDED AND TO PROHIBIT MANUFACTURING IN THE PREMISES UNTIL SUCH TIME AS TENANT HAS FULLY REMEDIED AND ADDRESSED, TO LANDLORD’S SATISFACTION, THE BASES FOR LANDLORD’S ACTIONS.

Section 2.03 Common Areas.  Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers, contractors and invitees, during the Term of this Lease, the nonexclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any Rules and Regulations governing the use of the Building Complex.  Landlord shall have the right, from time to time, to:  (a) establish, modify, amend and enforce the Rules and Regulations regarding the Common Areas; (b) make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, ingress, egress, direction of traffic, parking spaces, parking areas, loading and unloading areas, landscaped areas and walkways; (c) close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (d) add additional buildings and improvements to the Common Areas; and (e) do and perform such other acts and make such other changes in, to, or with respect to the Common Areas and Building Complex as Landlord may deem to be appropriate.  All parking areas, driveways, entrances and exits thereto, stairways, lobbies and all other Common Areas provided by Landlord for the general use in common by all tenants in the Building Complex shall be at all times subject to the exclusive control and management of Landlord.

ARTICLE III
PAYMENT OF BASE RENT AND ADDITIONAL RENT

Section 3.01 Base Rent.

(a) Landlord and Tenant agree that during the Primary Lease Term, the aggregate base rent (“Base Rent”) shall be One Hundred Dollars ($100.00).

(b) If Tenant is entitled to and properly exercises its Renewal Option in accordance with the terms of Article XXIV of this Lease, the Base Rent payable with respect to such Renewal Term shall be an amount as determined pursuant to Section 24.02 hereof.

Section 3.02 Time and Manner of Base Rent and Additional Rent Payments.

(a) Tenant shall pay Base Rent to Landlord in equal monthly installments, in advance, commencing on the first day of each month during the Term, without notice or demand.

(b) Tenant shall pay to Landlord all Additional Rent that is payable to Landlord pursuant to the terms and conditions of this Lease within ten (10) days after written demand therefore from Landlord, unless a different time period is specified in this Lease.

(c) All Base Rent and Additional Rent (such Additional Rent that is due and owing to Landlord pursuant to the terms and conditions of this Lease) shall be paid, without notice or demand, except as otherwise specifically provided in this Lease:

(i) by wire transfer of immediately available funds to an account at a bank designated by Landlord in writing; or

(ii) by any other method reasonably requested by Landlord.

Section 3.03 Late Payment.

(a) If any payment of Base Rent, Additional Rent, or any other charge or expense payable under this Lease is not received by Landlord within five (5) days after its due date, such payment shall be subject to a late payment penalty of five percent (5%) of the unpaid amount due for each month or fraction thereof, or such lesser amount as may be the maximum amount permitted by Law, until such payment is received by Landlord.

(b) If any payment of Base Rent, Additional Rent or any other charge or expense payable under this Lease is not received by Landlord five (5) days of the applicable due date, Tenant shall pay to Landlord, as Additional Rent, in addition to the late charge described above, interest on the overdue amount to Landlord at the Interest Rate.  Such overdue payment shall bear interest from the applicable due date, without regard to any grace period, until the date such payment is received by Landlord.  Such payment shall be in addition to, and not in lieu of, any other remedy Landlord may have.

ARTICLE IV
OPERATING EXPENSES

Section 4.01 Operating Expenses.  For purposes of this Lease, the term “Operating Expenses” shall mean any and all costs and expenses paid or incurred by Landlord in connection with the management, operation, maintenance and repair of the Building Complex including, without limitation:

(a) The cost of repairs, replacements, maintenance and cleaning, including, without limitation, the cost of janitorial, security and other service agreements, and snow, ice, trash and debris removal.

(b) The cost of all repairs and maintenance associated with the landscaped areas, roadways, sidewalks, parkways, driveways, Common Area lighting facilities, fences, gates, elevators, roofs, and exterior walls, including paint, exterior signs, awnings, any tenant directories and fire detection and sprinkler systems.

(c) To the extent the Premises are not separately metered from the Building or the Building Complex, the cost of water, gas, electricity, sewer service and other systems and utilities and telephone and the cost of supplies and equipment and maintenance and service contracts in connection therewith.

(d) Fees, charges and other costs, including, without limitation, consulting fees, attorneys’ fees and accounting fees of all contractors engaged by landlord in connection with the operation, maintenance or repair of the Building Complex.

(e) Property management, administrative services and security services.

(f) Any environmental inspections and reports.

(g) Premiums for the insurance policies maintained by Landlord.

(h) Any deductible portion of an insured loss.

(i) The cost of supplies, materials and equipment used in the management, operation, maintenance and repair of the Building Project, including, without limitation, any rental fees for any such supplies, materials and equipment.

(j) Fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Operating Expenses or Real Estate Taxes.

(k) Expenditures for capital improvements, structural repairs and replacements that are:  (i) required in order to conform to changes to any Laws after the date of this Lease; (ii) intended as a cost or labor saving device or to effect other economics in the operation of the Building Complex; or (iii) reasonably determined by Landlord to be necessary or appropriate for the operation of the Building Complex, which will be calculated each year by dividing the estimated cost of such item(s) by the estimated useful life of such item(s) at the Interest Rate, as reasonably determined by Landlord.

(l) The costs payable by the Building Complex pursuant to any declarations of protective covenants or other comparable recorded instruments affecting the Building Complex.

Section 4.02 Estimation of Tenant’s Share of Operating Expenses.  Landlord shall deliver to Tenant a written estimate of the following for the Primary Lease Term, beginning on the Commencement Date (or any Renewal Term, as applicable, beginning on the first date of such Renewal Term):  (a) Operating Expenses; (b) Tenant’s Share of Operating Expenses; and (c) the annual and monthly Additional Rent attributable to Tenant’s Share of Operating Expenses.  Landlord may re-estimate Operating Expenses from time to time during the Lease Term.  In such event, Landlord shall re-estimate the monthly Additional Rent attributable to Tenant’s Share of Operating Expenses to an amount sufficient for Tenant to pay the re-estimated monthly amount over the balance of the calendar year.  Landlord shall notify Tenant of the re-estimate and Tenant shall pay the re-estimated amount in the manner provided in the last sentence of Section 4.03.

Section 4.03 Payment of Estimated Tenant’s Share of Operating Expenses.  After the amounts paid by Tenant as Prepaid Expenses have been exhausted, Tenant shall pay the amount Landlord estimates as Tenant’s Share of Operating Expenses under Section 4.02 as Additional Rent in equal monthly installments, in advance, commencing on the Commencement Date and thereafter on the first day of each and every calendar month during the Lease Term.  Partial months shall be appropriately prorated.

Section 4.04 Confirmation of Tenant’s Share of Operating Expenses.

(a) Within thirty (30) days after the end of the Primary Lease Term or the Renewal Term, as applicable, Landlord shall determine the actual amount of Tenant’s Share of Operating Expenses for the Lease Term and deliver to Tenant a written statement of such amount (“Landlord’s Operating Expenses Statement”).  If Tenant paid less than the amount of Tenant’s Share of Operating Expenses specified in Landlord’s Operating Expenses Statement, Tenant shall pay the difference to Landlord as Additional Rent in the manner described in Section 4.03.

(b) If Tenant paid more than the amount of Tenant’s Share of Operating Expenses specified in Landlord’s Operating Expenses Statement, Landlord shall, at Landlord’s option, refund the excess amount to Tenant.  If the Lease Term has expired or has been terminated, Tenant shall pay the balance due to Landlord or, alternatively, Landlord shall refund the surplus to Tenant, whichever the case may be, within thirty (30) days after Tenant’s receipt of Landlord’s Operating Expenses Statement.

ARTICLE V
TAXES

Section 5.01 Real Estate Taxes.  Tenant shall reimburse Landlord, as Additional Rent, for Tenant’s Share of Real Estate Taxes.  If at any time during the Term of this Lease the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments or governmental charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents or income received therefrom and/or a franchise tax, assessment, levy or charge measured by or based in whole or in part upon such rents, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term Real Estate Taxes for the purposes hereof.

Section 5.02 Sales Taxes.  In addition to all Rent, Tenant shall pay the full amount of all sales, use, excise and rental taxes levied, assessed or payable for or on account of this Lease, or the rent payments contemplated by this Lease, or the rents and other sums of money payable under or by virtue of the Lease.  Such payments shall be made directly to the taxing authority or to Landlord, as provided by Law.

Section 5.03 Personal Property Taxes.  Tenant shall pay, prior to delinquency, all taxes charged against Tenant’s personal property.  Tenant shall use all reasonable efforts to have Tenant’s personal property taxed separately from the Building Complex.  If any of Tenant’s personal property is taxed with the Building Complex, Tenant shall pay on demand from Landlord the taxes attributable to Tenant’s personal property to Landlord as Additional Rent.

Section 5.04 Landlord’s Right to Contest Real Estate Taxes.  Landlord may, but is not obligated to, contest the amount or validity, in whole or in part, of any Real Estate Taxes.  If Real Estate Taxes are reduced (or if a proposed increase is avoided or reduced) because Real Estate Taxes are contested, Landlord may include in its computation of Real Estate Taxes the reasonable costs and expenses incurred in connection with such contest, including without limitation reasonable attorney’s fees, up to the amount of any Real Estate Tax reduction obtained in connection with the contest or any Real Estate Tax increase avoided or reduced in connection with the contest, as the case may be.  Tenant may not contest Real Estate Taxes.  Tenant shall be credited with its equitable share of any refund of Real Estate Taxes, using Tenant’s Percentage, to the extent of the Real Estate Taxes actually paid by Tenant and, if applicable, such refund shall be made to Tenant after the Term of this Lease.

ARTICLE VI
USE

Section 6.01 Permitted Use.  Tenant shall use the Premises only for the Permitted Use and shall not use the Premises for any other purposes.  Tenant shall not use the Building Complex or permit the Premises to be used in violation of any Law, or in a manner which annoys or interferes with the rights of other tenants of the Building Complex or which would adversely affect the manufacturing activities of Landlord, or which constitutes a nuisance or waste.  Notwithstanding anything to the contrary, Landlord shall not be required to permit any material capital improvements of the property even if paid by Tenant, or to allow Tenant the use of emissions permits or other authorizations available to Landlord.  Subject to the prior consent of Landlord, which may be withheld for any reason, Tenant shall obtain and pay for all permits, including a Certificate of Occupancy, required for Tenant’s occupancy of the Premises and shall promptly take and pay for all substantial and non-substantial actions necessary to comply with all Laws regulating the use by Tenant of the Premises, including, without limitation, OSHA and the ADA.

Section 6.02 Uses Prohibited.  Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything in or on the Premises that is not within the Permitted Use of the Premises or which will in any way increase the existing rate on or affect any fire or other insurance upon the Building Complex or any of its contents, or cause a cancellation of any insurance policy or policies covering the Building Complex or any part thereof or any of its contents or create an environmental hazard.

Section 6.03 Signs and Auctions.  Tenant shall not place any signs on the Premises without Landlord’s prior written consent.  Tenant shall not conduct or permit any auctions or sheriff’s sales at the Premises.

Section 6.04 Landlord’s Access.  Landlord or its agents may enter the Premises at all reasonable times to inspect the Premises or to show the Premises to potential buyers, investors, tenants, or other parties, or for any other purpose Landlord deems necessary, without prior notice to Tenant.  Landlord shall at all times have and retain a key with which to unlock all of the standard entrances and exit doors in, upon and about the Premises, excluding Tenant’s vaults, safes and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Premises without liability to Tenant, except for any failure to exercise due care for Tenant’s property.  Any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof.  Landlord may place customary “For Sale” or “For Lease” signs on or about the Premises, but may not place such signs in or in front of the Premises until ninety (90) days prior to the end of the Lease Term or if Tenant vacates the Premises prior to the expiration of the Lease Term.

ARTICLE VII
HAZARDOUS MATERIALS

Section 7.01 Tenant Operations.  Without the prior written consent of Landlord, which may be withheld for any reason, Tenant shall not cause in, on or under, or suffer or permit to occur in, on or under, the Premises any generation, use, manufacturing, refining, transportation, emission, release, treatment, storage, disposal, presence of handling of Hazardous Materials, except such limited quantities of Hazardous Materials may be used, handled or stored on the Premises, provided such is incident to and reasonably necessary for the maintenance of the Premises or Tenant’s operations for its Permitted Use, and is in compliance with all Environmental Laws and provided further, that without the prior written consent of Landlord, Tenant shall not cause in, on or under, or suffer or permit to occur in, on or under, the Premises any Hazardous Materials that were not of the type previously used by Landlord or its affiliates in the manufacture of XSense Touch Sensors prior to the Commencement Date.  Should a release of any Hazardous Material occur at the Premises or the Building Complex as a result of the acts of omissions of Tenant, or its employees, agents, suppliers, shippers, customers, contractors and invitees, Tenant, at its sole cost and expense, shall immediately contain, remove or dispose of, off the Premises or the Building Complex, in a manner reasonably satisfactory to Landlord, such Hazardous Materials and any material that was contaminated by the release, and remedy and mitigate all threats to human health or the environment relating to such release, all in accordance with Environmental Laws.  Tenant shall complete and certify such commercially reasonable disclosure statements as requested by Landlord in writing from time to time relating to Tenant's transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises.

Section 7.02 Permits and Documents.  Landlord and Tenant agree that Tenant may continue to operate its business for the Permitted Use under the existing permits, license, approvals, notifications and registrations (the “Landlord Approvals”) obtained by Landlord during the Term to the extent that use by Tenant does not adversely affect Landlord in any manner or require Landlord to incur any costs or lose the benefits of, or see a material reduction in the value of, any permits, license, approvals, notifications and registrations.  Landlord shall have no obligation to maintain, apply for, renew or modify, or incur additional expense with respect to, the Landlord Approvals or to permit Tenant to seek or obtain any separate permits, license, approvals, notifications and registrations.  Tenant shall at all times comply with the terms and conditions of all such Landlord Approvals.  Landlord may also require Tenant to obtain additional permits, licenses, approvals, notifications and registrations at Tenant’s sole cost and expense.  If Tenant, with the prior consent of Landlord (which may be withheld for any reason) obtains additional permits, licenses, approvals, notifications and registrations, Tenant shall provide copies of the following pertaining to the Premises or Tenant’s use thereof, promptly after each shall have been submitted, prepared or received by Tenant: (a) all notifications and associated materials submitted to any governmental agency relating to any Environmental Law; (b) all notifications, registrations, reports and other documents and supporting information prepared, submitted or maintained in connection with any Environmental Law or otherwise relating to environmental conditions; (c) all permits, licenses and approvals, including any modifications thereof, obtained pursuant to any Environmental Law; and (d) any correspondence, notice of violation, summons, order, complaint or other documents received by Tenant pertaining to compliance with or liability under any Environmental Law.  This Lease shall be and remain in full force and effect regardless of Tenant’s ability to obtain any necessary permits or authorizations and/or to utilize the Premises for the Permitted Use.

Section 7.03 Inspection and Environmental Reports.  Tenant agrees to permit Landlord and its authorized representatives to enter, inspect and assess the Premises at reasonable times for the purpose of determining Tenant’s compliance with the provisions of this Article VII.  Such inspections and assessments may include obtaining samples and performing tests of soil, surface water, ground water or other media.  Landlord may, at Landlord’s sole option, now or in the future, obtain a report from an environmental consultant of Landlord’s choice as to whether Tenant has been or is currently using any part of the Premises for the improper use, handling, storage, transportation or disposal of Hazardous Materials.  If any such report indicates such improper use, handling, storage, transportation or disposal of Hazardous Materials on the part of Tenant (or on behalf of Tenant), Tenant agrees to immediately reimburse Landlord for the cost of obtaining the environmental report, and, in addition, Landlord shall require that all violations of Environmental Law with respect to the Hazardous Materials be corrected and/or that Tenant obtain all necessary environmental permits and approvals.  If Tenant fails to correct any such violation(s) of Environmental Law and/or fails to obtain such necessary permits within a reasonable time after demand from Landlord, then Landlord may declare this Lease in default and/or may cause the Premises and any surrounding areas to be freed from the Hazardous Materials at Tenant’s sole cost and expense, which Tenant agrees to pay on demand from Landlord as Additional Rent.

Section 7.04 Indemnification.  Tenant hereby agrees to indemnify, defend, save and keep Landlord, and Landlord’s officers, principals, shareholders, partners, employees, successors and assigns, harmless from and against any and all liabilities, obligations, charges, losses, damages, penalties, claims, actions and expenses, including without limitation, engineers’ and professional fees, soil tests and chemical analysis, court costs, legal fees and expenses through all trial, appellate and administrative levels, imposed on, incurred by or asserted against Landlord, in any way relating to, arising out of, or in connection with the use, handling, storage, transportation or disposal of Hazardous Materials by Tenant on the Premises and/or the Building Complex.  The foregoing indemnification shall survive any assignment or termination of this Lease.

ARTICLE VIII
PARKING

Landlord agrees to provide Tenant with reasonably sufficient parking spaces, including, without limitation, handicapped parking spaces, for Tenant’s employees, agents and invitees which shall in no event be less than the number of parking spaces required with respect to the Premises under applicable Laws.

ARTICLE IX
SERVICES AND UTILITIES

Section 9.01 Utilities.  Subject to the next succeeding sentence, Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Premises.  However, if any services or utilities are jointly metered with other portions of the Building or the Building Complex, Landlord shall include such costs in Operating Expenses as set forth in Section 4.01(c).  Landlord reserves the right to require Tenant to install separate meters for any utility service supplied through joint meters, which installation cost shall be Tenant’s expense.  If Tenant uses a disproportionate amount of water, Landlord may make an equitable allocation of charges for same and Tenant will pay its equitable amount as reasonably determined by Landlord, as Additional Rent.  Landlord shall in no event be liable for any interruption or failure of utility services on the Premises.

Section 9.02 Additional Services.

(a) Tenant and Landlord acknowledge and agree that pursuant to the TSA, Landlord has agreed to install certain improvements to upgrade, and measure or reduce emissions from, the equipment maintained on the Premises in order to comply with the Landlord Approvals.  On the Commencement Date, Tenant shall pay to Landlord the TSA Prepayment Amount (as defined in the TSA).

(b) Landlord shall provide segregated Local Area Network (LAN) access for Tenant’s employees located in the Premises and the Building 4 Premises (as defined in the Building 4 Lease) during the Term (the “LAN Services”) for an aggregate cost of $5,000 per month.  Landlord shall include such fees and expenses as Additional Rent.  Landlord shall have the option, but not the obligation, to upgrade the LAN network for the Premises.  Tenant shall reimburse Landlord for the cost of any such upgrades, including any equipment purchased in connection therewith.  Landlord shall have no obligation to upgrade, modify or incur additional expense with respect to, the LAN network or the LAN Services or to permit Tenant to upgrade or modify the LAN network.

(c) From time to time, Landlord may provide additional services to the Premises, including, but not limited to, the provision of certain chemicals to be used in Tenant’s operations on the Premises and maintenance of the heating and air conditioning equipment and/or evaporative coolers servicing the Premises (the “Additional Services”).  Such Additional Services shall be made available to Tenant on an as-available basis, and Landlord has no obligation to provide any such Additional Services to Tenant.  Tenant shall pay to Landlord the fees for such Additional Services supplied by Landlord to the Premises from time to time.  The Prepaid Expenses shall be applied first against any fees and expenses due to Landlord in connection with any Additional Services provided hereunder, and after all Prepaid Expenses have been fully exhausted shall include such fees and expenses as Additional Rent.  The parties expressly agree that any such Additional Services will be provided subject to Article XVIII hereof.

ARTICLE X
MAINTENANCE, REPAIRS AND ALTERATIONS

Section 10.01 Maintenance By Tenant.  Tenant shall at all times during the Lease Term keep the Premises (including maintenance of exterior entrances, including all glass and show window moldings) and all partitions, doors, door jambs, door closures, door hardware, fixtures, equipment and appurtenances thereof (including electrical, lighting, heating and plumbing, and plumbing fixtures, and any air conditioning systems, including leaks around ducts, pipes, vents, or other parts of the air conditioning, heating or plumbing systems which protrude through the roof) in good order, condition and repair including replacements (including reasonable periodic interior painting as determined by Landlord).  Tenant shall also repair any damages to the structural portions of the roof and Building resulting from Tenant’s negligent acts or omissions or anyone acting by or through or claiming under Tenant as a result of the failure of Tenant or any one claiming under Tenant, and perform or observe the covenants or conditions in this Lease contained or resulting from alterations, additions or improvements to the Premises made by Tenant or anyone claiming under or acting by or through Tenant.

Section 10.02 Maintenance By Landlord.  If Tenant refuses or neglects to maintain or repair the Premises as required hereunder, and to the reasonable satisfaction of Landlord as soon as reasonably possible after written demand, Landlord shall have the option, but not the obligation, to make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant’s merchandise, fixtures or property or to Tenant’s business thereof, and upon completion thereof, Tenant shall pay Landlord’s cost for making such repairs, plus five percent (5%) for overhead, upon presentation of a bill therefor, as Additional Rent.  Any failure to furnish, delay in furnishing, or diminution in the quality or quantity of any service resulting from any application of law, failure of equipment, performance of maintenance, repairs, improvements or alterations, utility interruption, riot, strike, labor disputes, breakdowns or accidents, shall not render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder.

Section 10.03 Alterations, Additions, and Improvements. Tenant shall not make any alterations, additions, or improvements to the Premises without Landlord’s prior written consent.

ARTICLE XI
COVENANT AGAINST LIENS

Nothing contained in this Lease shall authorize or empower Tenant to do any act which shall in any way encumber Landlord’s title to the Building Complex or the Premises, nor in any way subject Landlord’s title to any claims by way of lien or encumbrance whether claimed by operation of Law or by virtue of any expressed or implied contract of Tenant, and any claim to a lien upon the Building Complex or the Premises arising from any act or omission of Tenant shall attach only against Tenant’s interest and shall in all respects be subordinate to Landlord’s title to the Building Complex, the Building and the Premises.  If Tenant has not removed or bonded over any such lien or encumbrance within ten (10) days after written notice to Tenant by Landlord, Landlord may, but shall not be obligated to, pay the amount necessary to remove such lien or encumbrance, without being responsible for making any investigation as to the validity or accuracy thereof, and the amount so paid, together with all costs and expenses (including attorneys’ fees) incurred by Landlord in connection therewith, shall be deemed Additional Rent reserved under this Lease due and payable within ten (10) days after Tenant’s receipt of notice of such payment by Landlord and supporting documentation.

ARTICLE XII
RULES AND REGULATIONS

Tenant agrees that in its use of the Premises, the Building and the Building Complex, Tenant and its employees, invitees, customers and contractors will comply with the Rules and Regulations.  Landlord reserves the right from time to time to amend or supplement the Rules and Regulations and to adopt and promulgate additional Rules and Regulations and amendments and supplements thereto, copies of which shall be given to the Tenant.  Tenant agrees to promptly comply with all such Rules and Regulations upon notice to Tenant from Landlord.  Tenant acknowledges and agrees that Landlord conducts manufacturing operations in the Building Complex and is subject to certain rules and restrictions including with respect to the Customs-Trade Partnership Against Terrorism or similar authorizations.  Tenant agrees to comply, at its sole cost and expense, with all Laws and other governmental requirements imposed upon the Building Complex that is due to Tenant’s lease of the Premises or Building 4 as determined by Landlord in its sole discretion.

ARTICLE XIII
ASSIGNMENT AND SUBLEASING

Section 13.01 Landlord’s Consent Required.  Neither Tenant nor any assignee or sublessee of Tenant, directly or indirectly, voluntarily or by operation of Law, shall sell, assign, encumber, mortgage, pledge or otherwise transfer or hypothecate all of any part of the Premises or Tenant’s leasehold estate hereunder or sublet all or any portion of the Premises or permit the Premises to be occupied by anyone other than Tenant (each such act herein referred to as a “Transfer”).  Any attempted Transfer shall be void and shall constitute a non-curable breach of this Lease.

ARTICLE XIV
INSURANCE AND INDEMNIFICATION

Section 14.01 Payment of Premiums.  The cost of the premiums for the insurance policies maintained by Landlord shall be an Operating Expense.  Premiums for policy periods commencing before, and ending after, the Term of this Lease shall be prorated.

Section 14.02 Liability Insurance.  Tenant shall, at Tenant’s sole cost and expense, obtain and keep in force during the Term of this Lease a policy of combined single limit, bodily injury and property damage insurance insuring Landlord and Tenant and any lender(s) whose names have been provided to Tenant in writing (as additional insureds) against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto.  Such insurance shall be provided through a combined single limit policy in an amount not less than Two Million Dollars ($2,000,000) per occurrence.  The policy shall insure performance by Tenant of the indemnity provision of this Article XIV.  The limits of said insurance shall not, however, limit the liability of Tenant hereunder.  All insurance to be carried by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only.  In addition, Tenant shall maintain workers’ compensation insurance as is required by the Laws of the State.

Section 14.03 Rental Insurance.  Tenant shall obtain and keep in force during the Term of this Lease a policy of rental value insurance covering Rent for a period of one year, with loss payable to Landlord.  Tenant shall pay the cost of such insurance directly to the insurer and shall provide Landlord proof of such insurance and payment of the premiums therefor.

Section 14.04 Business Interruption Insurance.  Tenant shall obtain and keep in force during the Term of this Lease a policy of business interruption insurance with a limit of liability representing loss of at least approximately 6 months of income.  Tenant shall provide Landlord proof of such insurance and payment of the premiums therefor.

Section 14.05 Fire Insurance.   Tenant shall obtain and keep in force during the Term of this Lease a standard fire, extended coverage and special extended coverage insurance policy (all risks), including a vandalism and malicious mischief endorsement, sprinkler leakage coverage where sprinklers are provided in an amount equal to the full replacement value new without deduction for depreciation of all (A) Tenant fixtures and other improvements in the Premises, including but not limited to all mechanical, plumbing, heating, ventilating, air conditioning, electrical, telecommunication and other equipment, systems and facilities, and (B) trade fixtures, furniture, equipment and other personal property installed by or at the expense of Tenant.  Tenant shall provide Landlord proof of such insurance and payment of the premiums therefor.

Section 14.06 Property Insurance.   Tenant shall obtain and keep in force during the Term of this Lease an all risk or special form property insurance policy covering the full replacement cost of the Building, subject to customary deductibles and shall include such other insurance and additional coverages as Landlord may reasonably deem necessary based on reasonable and customary insurance maintained by other institutional landlords within the market area, with a deductible not to exceed five percent (5%) of the replacement cost of the Building.  Tenant shall provide Landlord proof of such insurance and payment of the premiums therefor.

Section 14.07 Insurance Policies.  Insurance required hereunder shall be in companies holding a “General Policyholders Rating” of not less than “A,” or such other rating as may be required by a lender having a lien on the Building Complex, as set forth in the most current issue of “Best Insurance Guide,” or any successor thereto (or if there be none, an organization having a national reputation).  No policy carried by Tenant shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days’ prior notice to Landlord.  Not less than thirty (30) days prior to the expiration of such policies, Tenant shall furnish Landlord with renewals or “binders” thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant upon demand.  Tenant shall not do or permit to be done anything which shall invalidate the insurance policies carried by Landlord.  If Tenant does or permits to be done anything which shall increase the cost of the insurance policies referred to in this Article XIV, then Tenant shall immediately upon Landlord’s demand reimburse Landlord for any additional premiums attributable to any act or omission or operation of Tenant causing such increase in the cost of insurance.  Executed copies of policies of insurance or certificates thereof shall be delivered to the Landlord on the Commencement Date.

Section 14.08 Waiver of Subrogation.  Tenant and Landlord each hereby release and relieve the other, and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against under this Article XIV, which perils occur in, on or about the Premises, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors and/or invitees.  Tenant and Landlord shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

Section 14.09 Indemnity.  Tenant shall indemnify and hold harmless Landlord and Landlord’s officers, agents, employees, partners, successors and assigns from and against any and all claims arising from Tenant’s use of the Premises, or from the conduct of Tenant’s business or from any activity, work or things done, permitted or suffered by Tenant in or about the Premises or elsewhere and shall further indemnify and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any negligence of the Tenant, or any of Tenant’s agents, contractors, or employees, and from and against all cost, attorney’s fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel satisfactory to Landlord.  Tenant, as a material part of the consideration to Landlord, hereby waives all claims in respect thereof against Landlord and its agents, employees and contractors assumes all claims against such parties for losses resulting from an interruption of Tenant’s business, or any person claiming through Tenant, resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord or its agents, employees or contractors.

ARTICLE XV
DAMAGE AND DESTRUCTION

Section 15.01 Partial Damage to Premises.  Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Premises.  If the Premises are only partially damaged and if the proceeds received by Landlord from the insurance policies maintained by Landlord are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible.  Landlord shall not be required to make repairs or replacements of any damage to Tenant’s fixtures, equipment, personal property or leasehold improvements of Tenant.  If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains, Landlord may elect either to:  (a) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect; or (b) terminate this Lease effective as of the date the damage occurred.  Landlord shall notify Tenant within ten (10) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease.  If Landlord elects to repair the damage, Tenant shall pay Landlord the deductible amount (if any) under Landlord’s insurance policies, and, if the damage was due to an act or omission of Tenant, the difference between the actual cost of repair and any insurance proceeds received by Landlord.  If the damage to the Premises occurs during the last three (3) months of the Primary Lease Term, or if Tenant is entitled to and properly exercises its Renewal Option in accordance with the terms of Article XXIV of this Lease, the last three (3) months of the Renewal Term, Landlord may elect to terminate this Lease effective as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds.  In such event, Landlord shall not be obligated to repair or restore the Premises and Tenant shall have no right to continue this Lease.  Landlord shall notify Tenant of its election within ten (10) days after receipt of notice of the occurrence of the damage.

Section 15.02 Total or Substantial Destruction.  If the Premises are totally or substantially destroyed by any cause whatsoever, or if the Building is substantially destroyed (even though the Premises are not totally or substantially destroyed), this Lease shall terminate as of the date the destruction occurred regardless of whether Landlord receives any insurance proceeds.  Notwithstanding the foregoing, and regardless of whether or not insurance proceeds are available, if the Premises can be rebuilt within sixty (60) days after the date of destruction, Landlord may elect to rebuild the Premises at Landlord’s own expense, in which case, this Lease shall remain in full force and effect.  Landlord shall notify Tenant of such election within ten (10) days after the occurrence of total or substantial destruction.  If the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

ARTICLE XVI
DEFAULTS AND REMEDIES

Section 16.01 Covenants and Conditions.  Tenant’s performance of each of Tenant’s obligations under this Lease is a condition as well as a covenant.  Tenant’s right to continue in possession of the Premises is conditioned upon such performance.  Time is of the essence in the performance of all covenants and conditions.

Section 16.02 Events of Default.  Tenant shall be in material default under this Lease if any one or more of the following events (herein sometimes referred to individually as an “Event of Default” and collectively as “Events of Default”) shall happen and shall not have been remedied as herein provided:

(a) If Tenant fails to make any payment of Rent due under this Lease or any part thereof when and as the same shall become due and payable.

(b) If Tenant fails to make any payment of any other sum or charge payable under this Lease, other than Rent, or any part thereof when and as the same shall become due and payable and such default continues for a period of ten (10) days after receipt by Tenant of notice from Landlord specifying the default.

(c) If Tenant fails to observe or perform of any of the other covenants, agreements or conditions of this Lease on the part of Tenant to be kept and performed, including the Rules and Regulations, and such default continues for a period of ten (10) days after written notice thereof from Landlord to Tenant, provided, however, that with respect to any default (other than a default which can be cured by the payment of money) that cannot be reasonably cured within ten (10) day period, Tenant shall have an additional period of twenty (20) days to cure such default, provided Tenant commences to cure within said twenty (20) days and actually cures the default within thirty (30) days after Landlord’s notice.

(d) If Tenant files a petition in bankruptcy or is adjudicated a bankrupt, or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Law or makes an assignment for the benefit of creditors, or if any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed in any action, suit or proceeding by or against Tenant and such proceeding or action shall not have been dismissed within thirty (30) days after such appointment, or in the event of any like occurrence which, in the sole judgment of Landlord, evidences the serious financial insecurity of Tenant.

(e) If Tenant vacates, abandons, or fails to use the Premises for a period in excess of thirty (30) days for the use for which it was leased as stated in Section 6.01.

(f) If Tenant or its affiliates is in breach of or default under the Purchase Agreement or the other Ancillary Agreements (as defined therein) or the Building 2 Lease and any applicable cure period thereunder has expired with respect to such breach or default.

Section 16.03 Remedies.  In the event of any Event of Default set forth in Section 16.02 hereof, Landlord may, at its option, exercise any and all of the remedies listed below.  No such remedy herein or otherwise conferred upon or reserved to Landlord shall be considered exclusive of any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at Law or in equity, and every power and remedy given by the Lease to Landlord may be exercised from time to time and as often as the occasion may rise or may be deemed expedient.

(a) Landlord may, without terminating this Lease, enter upon the Premises, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease, in which event Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in complying with Tenant’s obligation under this Lease and Landlord shall not be liable for any damages resulting to Tenant from such action, unless caused by the gross negligence of Landlord.

(b) Landlord may, if it elects to do so, bring suit for the collection of rents and/or any damages resulting from Tenant’s default without entering into possession of the Premises or voiding this Lease.

(c) Landlord may terminate this Lease after ten (10) days’ written notice to Tenant and this Lease shall terminate on the date specified in such notice.  Tenant shall quit and surrender the Premises by said date, failing which, Landlord may enter upon the Premises immediately or at any subsequent time without additional notice or demand (which additional notice or demand is hereby expressly waived by Tenant) without being liable for prosecution of any claim for damages therefor, and expel Tenant and those claiming under Tenant and remove their effects without being guilty of any manner of trespass.  Tenant agrees that if Landlord shall cause Tenant’s goods or effects to be removed from the Premises pursuant to the terms hereof or of any court order, Landlord’s act of so removing such goods or effects shall be deemed to be the act of and for the account of Tenant.

(d) In the event of such termination:  (i) Landlord may accelerate and declare the entire remaining unpaid Rent and any and all other monies payable under this Lease for the balance of the Term hereof to be immediately due and payable; or (ii) Landlord may collect from Tenant, as liquidated damages, (A) all past due Rent and other amounts due Landlord up to the date of expiration or termination; plus (B) the difference between Rent provided for herein and the proceeds from any re-letting of the Premises, payable in monthly installments over the period that would otherwise have constituted the remaining term of this Lease; plus (C) all expenses in connection with such re-letting including, without limitation, all costs, fees and expenses of repossession, brokers, advertising, attorneys, courts, repairing, cleaning, repainting and remodeling the Premises for re-letting.

(e) Without waiving its rights to terminate at any time as provided above, Landlord may retake possession of the Premises in the same manner as provided in Section 16.03(a) above.  It is agreed that any such retaking or the commencement and prosecution of any action by Landlord in forcible entry and detainer, ejectment or otherwise, or any execution of any judgment or decree obtained in any action to recover possession of the Premises shall not be construed as an election to terminate this Lease unless Landlord expressly exercises its option hereinbefore provided to declare the Term hereof ended, whether or not such entry or reentry be, had or taken under summary proceedings or otherwise, and shall not be deemed to have absolved or discharged Tenant from any of its obligations and liabilities for the remainder of the current Term of the Lease; rather, this Lease shall continue in effect for the remainder of the then current Term, and Tenant shall remain liable and obligated under all of the covenants and conditions hereof during the said period and shall pay as and when due the Rent and other amounts payable hereunder as if Tenant had not defaulted.  Landlord may re-lease the Premises for the account of Tenant, crediting the rent received on such releasing first to the costs of such re-leasing and then to any other amounts owing by Tenant hereunder.  Tenant hereby constitutes and appoints Landlord as its attorney-in-fact to take any and all actions necessary or incidental to such re-leasing and this power shall be irrevocable during the Term of this Lease.  Such continuance of this Lease shall not constitute any waiver or consent by Landlord of or to said default or any subsequent default.

Section 16.04 Landlord’s Damages.  In addition to the foregoing remedies and regardless of which remedies Landlord pursues, Tenant covenants that it will indemnify Landlord from and against any loss and damage directly or indirectly sustained by reason of any termination resulting from any Event of Default as provided above or the enforcement or declaration of any rights and remedies of Landlord or obligations of Tenant, whether arising under this Lease or granted, permitted or imposed by Law or otherwise.  Landlord’s damages hereunder shall include, but shall not be limited to, any loss of Rent prior to or after releasing the Premises, broker’s or salesperson’s commissions, advertising costs, costs of repairing and remodeling the Premises for re-leasing, moving and storage charges incurred by Landlord in moving Tenant’s property and effects, and legal costs and reasonable attorney’s fees incurred by Landlord in any proceedings resulting from Tenant’s default, collecting any damages hereunder, obtaining possession of the Premises by summary process or otherwise or re-leasing the Premises, or the enforcement or declaration of any of the rights or remedies of Landlord or obligations of Tenant, whether arising under this Lease or granted, permitted or imposed by Law or otherwise.  In the event that any court or governmental authority shall limit any amount which Landlord may be entitled to recover under this paragraph, Landlord shall be entitled to recover the maximum amount permitted under Law.  Nothing in this paragraph shall be deemed to limit Landlord’s recovery from Tenant of the maximum amount permitted under Law or of any other sums or damages which Landlord may be entitled to so recover in addition to the damages set forth herein.

Section 16.05 Non-waiver of Defaults.  No delay or omission of Landlord to execute any right or power arising from any default shall impair any such right or power or shall be construed to be a waiver of any such default or any acquiescence therein.  No waiver of any breach of any of the covenants of this Lease shall be construed, taken or held to be a waiver of any other breach, or waiver or acquiescence in or consent to any further or succeeding breach of the same covenant.  Receipt by Landlord of less than the full amount due from Tenant shall not be construed to be other than a payment on account of the amounts then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s payment be deemed an accord and satisfaction, and Landlord may accept such payment as a partial payment only.  The rights herein given to receive, collect, sue or distrain for any rent or rents, monies or payments, or to enforce the terms, provisions and conditions of this Lease, or to prevent the breach or nonobservance thereof, or the exercise of any such right or of any other right or remedy hereunder or otherwise granted or arising, shall not in any way affect or impair or take away the right or power of Landlord to declare the Term hereby granted ended and to terminate this Lease as herein provided because of any default in or breach of any of the covenants, provisions or conditions of this Lease.

ARTICLE XVII
PROTECTION OF LENDERS

Section 17.01 Subordination.  This Lease and Tenant’s rights hereunder are and shall be subordinate and inferior to any ground lease, deed of trust or mortgage encumbering all or any portion of the Building Complex, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded.  If any ground lessor, beneficiary or mortgagee elects to have this Lease rank prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

Section 17.02 Attornment.  If Landlord’s interest in the Building Complex is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Building Complex and shall recognize such transferee or successor as Landlord under this Lease.  Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate the Lease or surrender possession of the Premises upon the transfer of Landlord’s interest.

Section 17.03 Signing of Documents.  Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so.  Such subordination and attornment documents may contain such provisions as are customarily required by any ground lessor or beneficiary under a deed of trust or mortgage.  If Tenant fails to do so within five (5) days after written request, Tenant shall be in default under this Lease and further hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

Section 17.04 Estoppel Certificates.  Upon Landlord’s written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying:  (a) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (b) that this Lease has not been cancelled or terminated; (c) the last date of payment of Base Rent, Additional Rent and any other charges and the time period covered by such payment; (d) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (e) such other matters as may be reasonably required by Landlord or the holder of a mortgage, deed of trust or lien to which the Premises is or becomes subject.  Tenant shall deliver such statement to Landlord within five (5) days after Landlord’s request or Tenant shall be in default under this Lease.  Any such statement by Tenant may be given by Landlord to any prospective purchaser or encumbrancer of the Premises.  Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.  Unless Landlord has received a written statement to the contrary within such five (5) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts:  (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been cancelled or terminated except as otherwise represented by Landlord; (iii) unless provided otherwise, that not more than one month’s Base Rent, Additional Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease.  In such event, Tenant shall be estopped from denying the truth of such facts.

Section 17.05 Tenant’s Financial Condition.  Tenant shall deliver to Landlord, from time to time upon request of Landlord, such financial statements as are reasonably required by Landlord to verify the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant.  In addition, Tenant shall deliver to any lender designated by Landlord, from time to time upon request of Landlord, any financial statements required by such lender to facilitate the financing or refinancing of the Premises.  Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement.  All financial statements shall be confidential and shall be used only for the purposes set forth herein.

ARTICLE XVIII
WAIVER OF CLAIMS

Tenant agrees that, to the extent not expressly prohibited by Law, Landlord and its lenders, officers, agents, servants and employees shall not be liable for (nor shall Rent abate as a result of) any direct or consequential damage (including damage claimed for actual or constructive eviction) either to person or property sustained by Tenant, its subtenants, assigns, officers, servants, employees, agents, invitees or guests due to the Building or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening of any accident in or about said Building, or due to any act or neglect of any tenant or occupant of said Building or of any other person.  This provision shall apply particularly (but not exclusively) to damage caused by water, snow, frost, steam, sewage, gas, electricity, sewer gas or odors or by the bursting, leaking or dripping of pipes, faucets and plumbing fixtures and windows, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind.  Tenant further agrees that all of Tenant’s fixtures, equipment and all other personal property in the Premises, the Building the Building Complex or the Common Areas shall be at the risk of Tenant only and that Landlord shall not be liable for any loss or damage thereto or theft thereof.  In no event shall Landlord have any liability or responsibility for lost business, lost profits, loss or interruption of business or any other special, consequential, indirect or incidental damage suffered by Tenant if Landlord is unable to provide utilities or services or Additional Services to Tenant or if Tenant is unable to use or access the Premises for any reason other than Landlord’s gross negligence and bad faith.

ARTICLE XIX
WAIVER OF NOTICE

Tenant hereby expressly waives the service of any notice of intention to terminate this Lease or to re-enter the Premises and waives the service of any demand for payment of Rent or for possession and waives the service of any other notice or demand prescribed by any Law.

ARTICLE XX
NOTICES

All notices required or permitted under this Lease shall be in writing and shall be deemed sufficiently given if either:  (a) delivered by hand (against a signed receipt); (b) sent by registered or certified mail (return receipt requested, postage prepaid); or (c) sent by nationally recognized overnight delivery service.  Notices to Tenant shall be delivered to the Address for Tenant’s Notices.  Notices to Landlord shall be delivered to the Address for Landlord’s Notices.  Each notice shall be deemed given on the date when it shall have been hand delivered, two (2) Business Days if mailed in accordance with this Article XX or the next Business Day if sent by nationally recognized overnight delivery service.  Either party may change its notice address upon written notice to the other party.  A party’s refusal to accept delivery of any notice or communication sent by the other party shall not render such notice ineffective.  Notwithstanding the foregoing, all bills, statements, invoices, consents, requests or other communications from Landlord to Tenant with respect to Rent may be sent to Tenant by regular United States mail.

ARTICLE XXI
QUIET ENJOYMENT

Landlord agrees that Tenant, on paying the Rent and other payments herein reserved and on keeping, observing and performing all of the other terms, covenants, conditions, provisions and agreements contained in this Lease on the part of Tenant to be kept, observed and performed, shall, during the Term of this Lease, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof, free from hindrance by Landlord or any other person claiming by, through, or under Landlord.

ARTICLE XXII
END OF TERM

Section 22.01 Surrender of the Premises.  Upon the expiration or other termination of this Lease, Tenant shall quit and surrender the Premises vacant, broom clean, and in good order and condition, ordinary wear and tear excepted, but also with all of Tenant’s trade fixtures and equipment removed, whether existing as of the Commencement Date or installed thereafter, at Tenant’s sole cost and any damage caused by such removal repaired, including, without limitation, any storage tanks and any foam manufacturing machines, failure which Landlord may restore the Premises, equipment and fixtures to such condition and Tenant shall pay the cost thereof upon demand as Additional Rent.  All of Tenant’s personal property, furniture, trade fixtures, shelves, bins, equipment and machinery not removed from the Premises when Tenant leaves the Premises upon the expiration or other termination of this Lease shall thereupon be conclusively presumed to have been abandoned by Tenant and immediately become Landlord’s property; provided, however, that Landlord may require Tenant to remove such personal property, furniture, trade fixtures, shelves, bins, equipment and machinery or may have such property removed at Tenant’s expense.  Without limiting the foregoing, Tenant shall use commercially reasonable efforts to remove or mitigate any odor which may exist in the Premises resulting from Tenant’s occupancy of the Premises upon the termination of the Lease Term or earlier termination of Tenant’s right of possession.  Prior to Tenant’s vacating the Premises, Tenant shall pay to Landlord an amount reasonably estimated by Landlord as necessary to put the Premises including, without limitation, all heating and air conditioning systems and equipment therein, in good condition and repair.

Section 22.02 Holding Over.  Any holding over by Tenant after the expiration or termination of this Lease, by lapse of time or otherwise, shall not operate to extend or renew this Lease except by the express mutual written agreement between the parties hereto, and in the absence of such agreement, Tenant shall continue in possession as a month-to-month tenant only, except that the monthly Rent shall be increased to an amount equal to ten (10) times the monthly installment of Base Rent and Additional Rent paid in the month immediately preceding the expiration or termination of this Lease.  Either party may thereafter terminate such occupancy at the end of any calendar month by first giving to the other party no less than thirty (30) days’ prior written notice.

ARTICLE XXIII
MISCELLANEOUS PROVISIONS

Section 23.01 Governing Law; Venue.  The Laws of the State shall govern the validity, performance, and enforcement of this Lease.  Tenant consents to personal jurisdiction and venue in the state and judicial district in which the Building Complex is located.  The courts of the state where the Building Complex is located will have exclusive jurisdiction and Tenant hereby agrees to such exclusive jurisdiction.

Section 23.02 Entire Agreement; Waivers.  This Lease forms the entire agreement between the parties and no provision hereof shall be altered, waived, amended or extended, except in writing signed by both parties.  Tenant affirms that, except as expressly set forth herein, neither Landlord nor its agents have made, nor has Tenant relied upon, any representation, warranty or promise with respect to the Premises or any part thereof.  Landlord shall not be considered to have waived any of the rights, covenants or conditions of this Lease unless evidenced by its written waiver and the waiver of one default or right shall not constitute the waiver of any other.  The acceptance of Rent shall not be construed to be a waiver of any breach or condition of this Lease.

Section 23.03 Successors.  The provisions of this Lease shall be binding upon and inure to the benefit of Landlord and Tenant, respectively, and their respective successors, assigns, heirs, executors and administrators.  Tenant agrees to become the tenant of Landlord’s successor in interest under the same terms and conditions of its tenancy hereunder.

Section 23.04 Partial Invalidity.  If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, the remainder of this Lease shall not be affected thereby and there shall be added as part of this Lease a replacement clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

Section 23.05 Relationship of the Parties.  Landlord and Tenant agree that the relationship between them is that of landlord and tenant and that Landlord is leasing space to Tenant.  It is not the intention of the parties, nor shall anything herein be constructed to constitute Landlord as a partner or joint venturer with Tenant, or as a “warehouseman” or a “bailee”.

Section 23.06 Headings.  The headings as to the contents of particular paragraphs herein are intended only for convenience and are in no way to be constructed as a part of this Lease or as a limitation of the scope of the particular paragraphs to which they refer.

Section 23.07 Survival of Obligations.  All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the Term of this Lease shall survive the expiration or earlier termination of the Term hereof.

Section 23.08 Independent Covenants.  Tenant’s covenants to pay Rent and other sums due hereunder are independent of Landlord’s covenants hereunder and Tenant shall have no right to withhold any such payments on account of any alleged failure by Landlord to perform or comply with any of Landlord’s covenants.

Section 23.09 Additional Rights of Landlord.  In addition to other rights conferred by this Lease or by Law, and as long as it does not render the Premises untenantable, Landlord reserves the right, to be exercised in Landlord’s sole discretion, to change the name of the Building Complex or the Building, install and maintain a sign or signs on the exterior or interior of the Building Complex or the Building, change the street address of the Building, designate all sources furnishing signs, sign painting and lettering, take all measures as may be reasonably necessary or desirable for the safety and protection of the Premises, the Building or the Building Complex, have pass keys to the Building, alter, add to, improve, build additional stories on or build adjacent to the Building, close any skylights or windows, run necessary pipes, conduits and ducts through the Premises, renovate, refurbish, relocate or modify the Common Areas, and carry on any work, repairs, alterations or improvements in, on or about the Building, the Building Complex or in the vicinity thereof.  Tenant hereby waives any claim to damages or inconvenience caused by Landlord’s exercise of any such rights.  This Section 23.09 shall not be construed to alter or create any obligations of Landlord or Tenant with respect to repairs or improvements or other obligations provided herein.

Section 23.10 Limitation of Landlord’s Liability.  Anything in the Lease to the contrary notwithstanding, any judgment obtained against Landlord in connection with this Lease or the subject matter hereof shall be limited solely to the amount of Rent then paid to Landlord during the Term and shall be absolutely nonrecourse with respect to Landlord personally and all other assets of Landlord.  Anything in this Lease to the contrary notwithstanding, the term “Landlord’’ shall be limited to mean and include only the then owner of the Building, or tenant under any underlying or ground lease of the Building, and not any predecessor owner or tenant.

Section 23.11 Tenant Authority.  Tenant makes the following representations to Landlord, on which Landlord is entitled to rely in executing this Lease:  (a) Tenant is a corporation duly organized and existing under the laws of Texas, and has the power to enter into this Lease and the transactions contemplated hereby and to perform its obligations hereunder, and by proper resolution the signatory hereto has been duly authorized to execute and deliver this Lease; and (b) the execution, delivery and performance of this Lease and the consummation of the transactions herein contemplated shall not conflict with or result in a violation or breach of, or default under Tenant’s articles of incorporation or bylaws, or partnership or operating agreements, as amended, or any indenture, mortgage, deed of trust, note, security agreement or other agreement or instrument to which Tenant is a party or by which it is bound or to which any of its properties is subject.

Section 23.12 Compliance With Laws Tenant shall comply at its cost and expense with all Laws, and with any direction or recommendation of any public officer or officers, pursuant to Law, or any reasonable request of any insurance company carrying any insurance on the Premises, and any insurance inspection or rating bureau which shall impose any duty upon Landlord or Tenant with respect to the Premises or the use or occupation thereof, and shall bear all costs of any kind or nature whatsoever occasioned by or necessary for compliance with the same, provided such costs or expenses arise from Tenant’s specific use of the Premises.  If, during the Term of this Lease any Law requires that an alteration, repair, addition or other change be made to the Premises, and such alterations, repairs, additions, or other change is a result of the Tenant’s use of the Premises, such work will be performed at Tenant’s expense.

ARTICLE XXIV
RENEWAL TERM

Section 24.01 Renewal Option.  Tenant shall have the right to extend the Term of this Lease (each, a “Renewal Option”) for two additional six (6) month periods (each, a “Renewal Term”) commencing on the day following the expiration of the Primary Lease Term, or the Renewal Term, as applicable, provided that each of the following occurs:

(a) Landlord receives notice of the exercise of the Renewal Option (“Renewal Notice”) not less than ninety (90) days prior to the Expiration Date of the Primary Lease Term or the Renewal Term, as applicable.

(b) No Event of Default exists at the time that Tenant delivers its Renewal Notice.

(c) The Lease has not been assigned prior to the date Tenant delivers its Renewal Notice.

Section 24.02 Rent Payable During the Renewal Term.

(a) The Base Rent rate payable during the first Renewal Term shall equal Five Thousand Six Hundred Twenty Five Dollars ($5,625.00) per month.  The Base Rent rate payable during the second Renewal Term, if the second Renewal Option is exercised, shall equal Eight Thousand Four Hundred Thirty Seven Dollars and 50/00 ($8,437.50) per month.

(b) Tenant shall pay Tenant’s Share of Operating Expenses and Tenant’s Share of Real Estate Taxes for the Premises during any Renewal Term in accordance with Article IV and Article V of this Lease.

[SIGNATURE PAGE FOLLOWS]

This Lease may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original for all purposes, and all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

ATMEL CORPORATION By: /s/ Steve Skaggs Name: Steve Skaggs Title: CFO	UNI-PIXEL DISPLAYS, INC. By: /s/ Jeff Hawthorne Name: Jeff Hawthorne Title: Chief Executive Officer

In accordance with paragraph (b)(2) of Item 601 of Regulation S-K, the following schedules and exhibits have not been filed with this Building 2 Lease Agreement. If requested by the Securities and Exchange Commission, the Company will furnish supplementally a copy of any omitted schedule or exhibit.

Exhibit A Legal Description of the Land
Exhibit B Floor Plan
Exhibit C Rules and Regulations